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                              PROXY
      ANNUAL MEETING OF SHAREHOLDERS OF CVD EQUIPMENT CORPORATION

    LEONARD A. ROSENBAUM and SHARON CANESE and each of them, are hereby apponited proxies, with full power of substitution, to vote all shares of the stock the undersigned is entitled to vote at the annual meeting of shareholders of CVD Equipment Corporation, to be held at CVD Equipment Corporation headquarters, 1881 Lakeland Avenue, Ronkonkoma, NY, Friday, August 27, 1999 at 10:00 a.m., Eastern Daylight Savings Time, and any adjournment therof, as follows, hereby revoking any proxy heretofore given:

(1) ELECTION OF DIRECTORS:

    (  )  FOR nominees listed below     (  )  WITHHOLD AUTHORITY

          (except as marked to the            to vote for nominees listed
           contrary below)                    below

                Leonard A. Rosenbaum, Martin J. Teitelbaum,
                Alan H. Temple, Jr., Albert G. Metzler

          INSTRUCTION: To withold authority for any individual nominee, write that nominee's name here

          _____________________________________________________________

(2) Proposal to approve the appointment of Albrecht, Viggiano, Zureck, & Company, P.C. as the independent Public Accountants of the company for the fiscal year ending December 31, 1999

          For (  )     Against (  )       Abstain (  )

                               (continued and to be signed on reverse side)
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(3) In their discretion on such matters as may properly come before the meeting, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which are hereby acknowledged.


(Please sign exactly as name appears hereon. If Stock is owned by more than one person, all owners should sign.) If signing as attorney, administrator, executor, guardian or trustee, please indicate such capacity. A proxy given by a corporation should be signed by an authorized officer. This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made this proxy will be voted for all nominees for director, and for proposal #2.




                            DATE __________________________, 1999


                            _____________________________________
                                         Signature


   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION.